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                                                                     Exhibit 4.4

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                             DUQUESNE LIGHT COMPANY

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                              OFFICER'S CERTIFICATE


       (Under Section 301 of the Indenture of Mortgage and Deed of Trust,
                           dated as of April 1, 1992)


                  Establishing Series of Securities Designated

                         First Mortgage Bonds, Series _


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                                   _____, 200_

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                             DUQUESNE LIGHT COMPANY

                              OFFICER'S CERTIFICATE
                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1992)


          I, William F. Fields, a Vice President and the Treasurer of DUQUESNE LIGHT COMPANY (the "Company"), in accordance with Section 301 of the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, as amended and supplemented (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A.), trustee (the "Trustee"), do hereby establish for the series of Securities established in Supplemental Indenture No. __, dated as of _____, 200_ the terms and characteristics set forth in this Officer's Certificate, this Officer's Certificate being deemed to be a part of such Supplemental Indenture.

                                     PART I

          Set forth below in this Part I are the terms and characteristics of the aforesaid series of Securities referred to in clauses (a) through (t) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

          (a) the title of the Securities of such series, being Series No. __ under the Indenture, shall be "First Mortgage Bonds, Series _" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Bonds");

          (b) the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall not be limited;

          (c) interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of bond attached hereto and hereby authorized and approved;

          (d)     the principal of the Bonds shall be payable on ___________;

          (e) the Bonds shall bear interest at the rate of __________ percent (____%) per annum; interest on the Bonds shall accrue from _____, 200_ or the most recent date to which interest has been paid or duly provided for; interest on any Bonds shall be payable _______ on __________________, of each year (each an "Interest Payment Date"), commencing _____, 200_; and the Regular Record Date with respect to each Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date whether or not such day is a Business Day;

          (f) the corporate trust office of JPMorgan Chase Bank in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Bonds at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the form of bond attached hereto, (ii) registration of transfer of the Bonds may be effected, (iii) exchanges of Bonds may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and JPMorgan Chase Bank shall be the Security Registrar and a Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such

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Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Pittsburgh, Pennsylvania as any such place or itself as the Security Registrar;

                  (g)      [Optional Redemption Provisions];

                  (h)      [Mandatory Redemption Provisions];

                  (i) the Bonds shall be issued in denominations of $___ and any integral multiple thereof;

                  (j)      inapplicable;

                  (k)      inapplicable;

                  (l)      inapplicable;

                  (m)      inapplicable;

                  (n)      inapplicable;

                  (o)      inapplicable;

                  (p)      inapplicable;

                  (q) the Bonds are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Bonds shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                  (i) such Bonds may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (ii) such Bonds may be exchanged for definitive Bonds registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                           (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Bonds; or

                           (B) the Company shall have delivered to the Trustee a Company Order to the effect that such Bonds shall be so exchangeable on and after a date specified therein;

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it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

                  (r)      inapplicable;

                  (s) no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange; and

                  (t)      inapplicable.

                                     PART II

                  Set forth below in this Part II are additional terms of the Bonds, as contemplated by clause (u) in the second paragraph of Section 301 of the Indenture.

                  (a) the Bonds shall have such further terms as are set forth in the form of bond attached hereto as Exhibit A.

                  (b) if the Company shall make any deposit of money and/or Government Obligations with respect to any Bonds, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                  (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof, all in accordance with and subject to the provisions of Sections 901 and 903 of the Indenture; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

                  (ii) an Opinion of Counsel to the effect that the Holders of such Bonds, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

                  (c)      [Additional Covenants, if any]

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          IN WITNESS WHEREOF, I have executed this Officer's Certificate this
____day of ____, 200_.


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                                    Name:   William F. Fields
                                    Title:  Vice President and Treasurer

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